Exhibit 21

                    Microware Systems Corporation
                    Subsidiaries of the Registrant

                                               State or Jurisdiction
                                                 of Incorporation
                   Name                           or Organization
      --------------------------------------   ----------------------
      Microware Systems Corporate Park, Inc.          Iowa
      MicroMall, Inc.                                 Iowa
      MSC Toolco, Inc.                                Delaware
      Microware Systems Ltd.                          United Kingdom
      Microware Systems France S.A.R.L.               France
      Microware Systems K.K.                          Japan

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